                                                                    EXHIBIT 23.3

                              ACCOUNTANTS' CONSENT

The Board of Directors
Security Capital Group Incorporated:

   We consent to incorporation by reference in the registration statement on Form S-4 of Security Capital Group Incorporated of our report dated January 24, 2000, relating to the consolidated balance sheet of Frigoscandia Holding AB and subsidiaries as of December 31, 1999, and the related consolidated statements of operations, shareholders' equity, and cash flows for the year then ended and to the reference to our firm under the heading "Experts" in the joint proxy statement/prospectus.

                                          KPMG

Stockholm, Sweden
October 9, 2000